Exhibit 10.1

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”) dated as of March 14, 2007 (the “Effective Date”) is by and between TEXAS STATE BANK (“TSB”) and DDJ TOTAL RETURN LOAN FUND, L.P. (“Assignee”), and acknowledged by TWC HOLDING, LLC (“TWC”), THE WORNICK COMPANY (“Borrower”), RIGHT AWAY MANAGEMENT CORPORATION (“RAMC”), THE WORNICK COMPANY RIGHT AWAY DIVISION (“TWCRAD”), and THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P. (individually, “TWCRADLP”, and collectively with RAMC and TWCRAD, the “Guarantors”).

WITNESSETH:

WHEREAS, TSB is party to a Loan Agreement dated June 30, 2004 (the “Loan Agreement”) with the Borrower and the Guarantors; and

WHEREAS, pursuant to the terms of (i) the Loan Agreement, (ii) that certain Revolving Line of Credit Promissory Note dated June 30, 2004 issued by the Borrower in favor of TSB in the face principal amount of $15,000,000 (the “Revolving Note”), and (iii) the other Loan Documents (as such term is defined in the Loan Agreement), TSB has made Advances (as such term is defined in the Loan Agreement) to the Borrower on the Revolving Loan (as such term is defined in the Loan Agreement), which Revolving Loan and all other Obligations (as such term is defined in the Loan Agreement) are secured by liens and security interests in the Collateral (as such term is defined in the Loan Agreement); and

WHEREAS, TWC is the owner of all issued and outstanding common stock of the Borrower and has pledged such stock to TSB as security for the Revolving Loan and other Obligations; and

WHEREAS, TSB and U.S. Bank National Association are parties to an Intercreditor Agreement dated June 30, 2004 (the “Intercreditor Agreement”), with regard to certain matters set forth in that agreement, including matters affecting the priority of liens and security interests in the Collateral with respect to the Obligations and the Subordinated Lien Indebtedness (as such term is defined in the Intercreditor Agreement), and the parties agree that the Intercreditor Agreement is included within the definition of “Loan Documents” as such term is used in this Agreement; and

WHEREAS, TSB desires to sell and assign to the Assignee, and the Assignee desires to purchase from TSB, all right, title and interest of TSB in, to and under the Loan Agreement, the Revolving Note, the Intercreditor Agreement, the other Loan Documents, the Revolving Loan, the other Obligations and the Collateral, including, without limitation: (i) the outstanding principal balance of the Revolving Loan and all accrued and unpaid interest and fees with respect thereto, all interest and fees which may in the future be owing with respect thereto, and all other amounts funded by or payable to the “Lender” under the Loan Agreement; (ii) all claims, suits, causes of action and any other rights of TSB, whether known or unknown, against Borrower or any Guarantor, or any of their respective affiliates, agents, representatives, contractors or advisors that in any way are based upon, arise out of, or are related to, the Revolving Loan, the Loan Agreement, the Revolving Note, the Intercreditor Agreement, the other Loan Documents or the Collateral; (iii) all rights of TSB under the Intercreditor Agreement; and (iv) all cash, securities, or other property paid or delivered by the Borrower or the Guarantors, or received by TSB, at any time from and after the Effective Date in respect of any of the foregoing (collectively, the “Assigned Rights”); and

WHEREAS, the Assignee desires to assume the ongoing obligations of TSB from and after the Effective Date under the Loan Agreement, the Revolving Note, the Intercreditor Agreement, and the other Loan Documents, including, without limitation:  (i) obligations to fund Advances under the Revolving Note on and after the Effective Date; and (ii) obligations to fund additional credit facilities on and after the Effective Date as requested by Borrower and subject to the terms, conditions and limitations set forth in the Loan Agreement (collectively, the “Assumed Obligations”); and TSB is willing to transfer to the Assignee the Assumed Obligations.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.             Assignment of Assigned Rights; Assumption of Obligations; Acknowledgment by TWC, Borrower and Guarantors.  Subject to the terms and conditions set forth herein:  (i) TSB hereby sells and assigns to the Assignee, and the Assignee hereby purchases from TSB, the Assigned Rights; and (ii) TSB hereby transfers to the Assignee, and the Assignee hereby assumes, the Assumed Obligations.  TWC, the Borrower and the Guarantors hereby acknowledge the assignment of the Assigned Rights from TSB to the Assignee, and the assumption by the Assignee of the Assumed Obligations.

3.             Payment of Purchase Price.  As consideration for the sale and assignment of the Assigned Rights and the assumption of the Assumed Obligations, the Assignee shall pay to TSB on the Effective Date by wire transfer of immediately available funds to the account of TSB listed on Schedule I hereto, the sum of $15,048,125.00 (the “Purchase Price”).

4.             Effect of Assignment and Assumption.  TSB, the Assignee, the Borrower, TWC, and the Guarantors agree that from and after the Effective Date: (a) the Assignee shall be entitled to the benefits of the terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents; (b) the Assignee shall be entitled to exercise and enforce all rights of the “Lender”, “Secured Party” and “Bank” under, and as such terms are defined in, each of the Loan Documents, in the same manner as the Assignee would have been entitled to exercise if the Assignee had been a direct signatory to or direct beneficiary of each of the Loan Documents on the date the Loan Documents were originally executed and delivered; (c) the Assignee shall be entitled to receive all payments and distributions with respect to the Revolving Loan, the Revolving Note, and the other Obligations; and (d) TSB shall be relieved from any and all obligations under the Loan Documents.

5.             Conditions Precedent.

(a)         Conditions Precedent to TSB’s Obligations.  The obligations of TSB under this Agreement are subject to the satisfaction (or waiver by TSB in writing) of the following conditions, on or prior to the Effective Date:

(i)            The Assignee, the Borrower, TWC, and the Guarantors shall have executed and delivered this Agreement;

(ii)           All representations and warranties made by the Assignee herein shall be true and correct as of the Effective Date; and

(iii)          TSB shall have received the Purchase Price.

(b)        Conditions Precedent to the Assignee’s Obligations.  The obligations of the Assignee to enter into this Agreement are subject to the satisfaction (or waiver by the Assignee in writing) of the following conditions, on or prior to the Effective Date:

(i)            TSB, the Borrower and the Guarantors shall have executed and delivered this Agreement;

(ii)           All representations and warranties made by TSB herein shall be true and correct as of the Effective Date; and

(iii)          TSB shall have delivered to the Assignee (x) the original Revolving Note duly endorsed to the order of, or otherwise duly transferred to, the Assignee, without recourse to TSB, (y) the original certificates evidencing the Ownership Interests pledged as security for the Obligations, and (z) a deposit account control agreement (the “Account Control Agreement”), in form and substance reasonably satisfactory to the Assignee and TSB, with respect to all Deposit Accounts maintained by the Borrower and the Guarantors at TSB.

6.             Representations and Warranties of TSB.

(a)         TSB represents and warrants that:

(i)            TSB has all requisite power and authority to execute and deliver this Agreement, assign the Assigned Rights and transfer the Assumed Obligations to the Assignee, and this Agreement has been duly and validly authorized, executed and delivered by TSB;

(ii)           Neither the execution, delivery and performance of this Agreement by TSB, nor the sale, assignment and transfer of the Assigned Rights and Assumed Obligations, violates, has resulted or will result in a breach of any of, or constitute a default (or an event which with or without notice and/or lapse of time would constitute a default) under, TSB’s organizational documents, or any agreement or instrument to which TSB is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to TSB;

(iii)          This Agreement and all documents executed in connection herewith are the legal, valid and binding obligations of TSB, enforceable against TSB in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally, moratorium laws from time to time in effect, and by equitable principles restricting the availability of equitable remedies;

(iv)          TSB is the sole legal and beneficial owner and holder of the Assigned Rights and is the only obligor with respect to the Assumed Obligations, and TSB has good title to the Assigned Rights, free and clear of any liens, security interests, claims, charges or other encumbrances except (i) as provided in the Intercreditor Agreement, (ii) for ad valorem tax liens, and/or federal, state or local tax liens, if any, affecting any of the Collateral, and (iii) for the rights, if any, of any landlord under any lease;

(v)           TSB has not, directly or indirectly, pledged, encumbered, assigned, transferred, conveyed, disposed of or terminated, in whole or in part, any of its right, title and interest in and to the Assigned Rights, except to the Assignee pursuant to this Agreement (it being acknowledged by the Assignee that TSB’s rights with respect to the Collateral are subject to the terms of the Intercreditor Agreement);

(vi)          As of the Effective Date:  the outstanding principal amount of the Revolving Loan equals $15,000,000.00; and accrued and unpaid interest owing in respect of the Revolving Loan equals $48,125.00;

(vii)         TSB has no commitment or obligation under the Loan Documents to make additional loans or extensions of credit to the Borrower or the Guarantors, other than the obligation of

TSB under Section 2.01 of the Loan Agreement to advance funds to the Borrower pursuant to one or more additional credit facilities in an aggregate amount not to exceed $10,000,000 in the aggregate subject to the terms, conditions and limitations set forth in Section 2.01 and the other provisions of the Loan Agreement;

(viii)        Set forth on Schedule II is a list of all Loan Documents executed or delivered on or before the Effective Date (including all waivers, supplements, forebearances and amendments thereto, but excluding closing certificates, borrowing requests, periodic reporting certificates and similar routine documentation delivered by the Borrower in accordance with the terms of the Loan Agreement).

(b)        Except as set forth in Sections 6(a), 9 and 10(c) of this Agreement TSB (i) makes no representation or warranty and assumes no responsibility whatsoever with regard to the Assigned Rights, the Obligations or the Assumed Obligations, including, without limitation, any statements, warranties or representations made in or in connection with the Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Assigned Rights or the Assumed Obligations, and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents.

7.             Representations and Warranties of the Assignee.  The Assignee represents and warrants that:

(a)         The Assignee has all requisite power and authority to execute and deliver this Agreement and to purchase and assume the Assigned Rights and Assumed Obligations, and this Agreement has been duly and validly authorized, executed and delivered by the Assignee;

(b)        Neither the execution, delivery and performance of this Agreement by the Assignee, nor the purchase and assumption of the Assigned Rights and Assumed Obligations, violates, has resulted or will result in a breach of any of, or constitute a default (or an event which with or without notice and/or lapse of time would constitute a default) under, the Assignee’s organizational documents, or any agreement or instrument to which the Assignee is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to the Assignee;

(c)         This Agreement and all documents executed in connection herewith are the legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally, moratorium laws from time to time in effect, and by equitable principles restricting the availability of equitable remedies; and

(d)        The Assignee has independently and without reliance upon TSB made its own analysis and decision to enter into this Agreement, except that the Assignee has relied upon the representations and warranties of TSB expressly set forth in this Agreement.

8.             Obligations of Assignee under Loan Documents.  The Assignee covenants and agrees that the Assignee will be bound by the provisions of the Loan Documents and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by the “Lender”, “Secured Party” or “Bank” (as such terms are used in the Loan Documents).

9.             Receipt of Payments by TSB.  Subject to the last sentence of this Section 9, if, at any time after the Effective Date, TSB receives a payment or other distribution, whether received by set-off or otherwise, of cash (including principal, interest or fees), notes, securities or other property (including Collateral) or proceeds in respect of the Assigned Rights (collectively, a “Distribution”), TSB shall (i) promptly notify the Assignee and shall accept and hold the Distribution for the account and sole benefit of the Assignee, (ii) have no equitable or beneficial interest in the Distribution, and (iii) deliver the Distribution (free of any withholding, setoff, recoupment or deduction of any kind, except as required by law) promptly to the Assignee in the same form received and, when necessary or appropriate, with TSB’s endorsement, except to the extent prohibited under any applicable law, rule or order.  Distributions in cash received by TSB shall be remitted by wire transfer of immediately available funds to the account of the Assignee listed on Schedule I.  In the event TSB fails to deliver any cash Distribution to the Assignee within two days of TSB’s receipt of Assignee’s written demand for delivery of any Distribution to the Assignee, TSB shall be obligated to pay to the Assignee interest on the amount of such cash Distribution at a rate equal to the Prime Rate from the date of TSB’s receipt of such written demand for delivery through the date such cash Distribution is actually delivered to the Assignee.  Notwithstanding anything to the contrary set forth herein (i) unless and until TSB shall have received a Control Notice (as such term is defined in the Account Control Agreement) from the Assignee, TSB shall not be obligated to remit to the Assignee any funds deposited in or remitted to the Accounts (as such term is defined in the Account Control Agreement), and (ii) TSB may exercise rights of offset and similar rights against the Accounts for payment of charges, fees and expenses, and may honor garnishments, levies and other similar third party non-consensual claims against funds on deposit in the Accounts, in each case to the extent provided in the Account Control Agreement.

10.           Miscellaneous.

(a)         Survival. All representations, warranties, covenants and agreements made by the parties hereto shall be considered to have been relied upon by the parties hereto and shall survive the execution, delivery and performance of this Agreement and all other documents contemplated herein.

(b)        Successors and Assigns. This Agreement, including, without limitation, the representations, warranties, covenants and agreements contained herein (a) shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns and transferees, and (b) shall be binding upon and enforceable against the parties hereto and their respective successors, assigns and transferees.

(c)         Further Assurances. Each of the parties hereto agrees to execute and deliver, or cause to be executed and delivered, all such instruments, and to take all such action, as the other party may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

(d)        Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto.

(e)         Amendments; Waivers.

(i)            No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by TSB and the Assignee (and, with respect to any amendment of Sections 4, 10(m) and 10(n) that adversely affects the interests of TWC, the Borrower or the Guarantors, with the additional signature of TWC, the Borrower and the Guarantors), and no waiver of any provision of this Agreement, nor consent to any departure by TSB or the Assignee therefrom, shall be effective unless it is in writing and signed by the other party (and, if such waiver or departure relates to any of Sections 4, 10(m) or 10(n) and adversely affects the interests of TWC, the Borrower or the Guarantors, with the additional signature of TWC, the Borrower and the Guarantors), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(ii)           No failure on the part of any party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein and in other related documents (i) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, and (ii) are not conditional or contingent on any attempt by such party to exercise any of its rights under any other related document against the other party or any other entity.

(f)            Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be construed and the obligation of the parties hereunder shall be determined in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions occurring in Texas, and this Agreement is performable in Hidalgo County, Texas.

(g)           ARBITRATION.  All disputes related to this Agreement shall be resolved by binding arbitration.  Unless the parties select an alternate arbitration process, all disputes relating to, directly or indirectly, this Agreement shall be settled by means of arbitration conducted expeditiously in accordance with the applicable rules of the American Arbitration Association.  The parties to this Agreement shall select a single arbitrator to handle the dispute, and if the parties cannot agree on an arbitrator, the American Arbitration Association (or other arbitration group selected by the parties by mutual agreement) shall select the arbitrator.  The parties agree that the subject matter of this Agreement involves interstate commerce.  The United States Arbitration Act, 9 U.S.C. ‘1-16, will govern the arbitration and any court having jurisdiction of the dispute may enter judgment upon the award the arbitrator renders.  If it is determined, however, that the United States Arbitration Act is inapplicable, then the parties agree that the Texas Arbitration Act, Texas Civil Practices and Remedies Code, Section 171.001, et seq., shall apply.   The place of the arbitration will be Houston, Texas.  The parties hereby empower the arbitrator to award only compensatory damages.  The parties irrevocably waive in any dispute any right they may have to any damages in excess of compensatory damage, including, without limitation, punitive and treble damages.  All costs of the arbitration shall be shared equally by the parties, unless the arbitrator, based on the nature of the arbitration, determines that the costs of the arbitration should be paid by the parties in another manner.

(h)           Notices. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service or messenger, sent by overnight delivery service, facsimile transmission, or deposited in the mails, by certified or registered mail, postage prepaid, return receipt requested, to the parties at their addresses set forth on Schedule I hereto, or to such other addresses as the parties may from time to time specify in writing.  All demands, requests, consents, notices and communications shall be deemed to have been received if addressed in the manner described above, (i) at the time of actual delivery thereof by hand, by courier service or by facsimile transmission, or (ii) if sent by overnight delivery service, one (1) Business Day after deposit thereof with such delivery service, or (iii) if sent by certified or registered mail, three (3) Business Days after certification or registration thereof.

(i)            Integration. This Agreement, together with any exhibits hereto and any documents delivered or executed on or after the date hereof, constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no representations, warranties or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

(j)            Severability. If any provision of this Agreement or any other agreement or document delivered in connection herewith, is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability or any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

(k)           Captions and Headings. The section captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. They shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

(l)            Controlling Agreement. To the extent that any provisions of this Agreement are inconsistent with, or contrary to, any provisions of any other document or agreement between TSB and the Assignee relating to the Assigned Rights or the Assumed Obligations, the provisions of this Agreement shall govern and control.

(m)          Acknowledgement by Borrowers and Guarantors.  TWC, the Borrower and each Guarantor acknowledges and agrees that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder, and that the outstanding principal and accrued interest owing on the Revolving Loan as of the Effective Date is as represented in Section 6(a)(vi) of this Agreement.

(n)           Release by TWC, Borrower and Guarantors.  TWC, the Borrower and the Guarantors have requested that TSB refrain from taking actions that TSB believes that TSB is otherwise authorized and permitted to take under the Loan Documents, and that TSB transfer and assigns its rights and obligations under the Loan Documents to the Assignee pursuant to the terms of this Agreement, and TSB has agreed to do so.  TWC, the Borrower and the Guarantors (hereinafter collectively referred to as “Releasing Parties”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, have released, acquitted and forever discharged, and by these presents do release, acquit and forever discharge Texas State Bank, Texas Regional Bancshares, Inc., and Banco Bilbao Vizcaya Argentaria, S.A., together with the present and former agents, directors (including, but not limited to, G. E. Roney, Paul S. Moxley, and Curtis Brockman), officers, shareholders, servants, employees, attorneys (including, but not limited to, Frederick J. Biel, Vicki Skaggs, and Debra Rosenberg), consultants, insurers, parent companies, subsidiaries, affiliates, predecessors,  successors, assigns, heirs, devisees, trustees and personal representatives of all of such persons and entities, from any and all claims, demands and causes of action of whatever nature that arose in whole or in part prior to the Effective Date.  Releasing Parties acknowledge that all of the parties released herein are sufficiently identified and known to Releasing Parties, and that the release is full and final with respect to all of them and any of them.  The Releasing Parties agree that this release is intended to be, and is, as broad and comprehensive as the law allows, both in terms of what is being released and in terms of the persons and entities being released.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day and year first above written.

TEXAS STATE BANK

By:	/s/ Curtis Brockman
Name: Curtis Brockman
Title: Executive Vice President

DDJ TOTAL RETURN LOAN FUND, L.P.

By: GP Total Return, LP, its General Partner
By: GP Total Return, LLC, its General Partner
By: DDJ Capital Management, LLC, Manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: Member

ACKNOWLEDGED AND AGREED:

TWC

TWC HOLDING, LLC

By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: Chairman of the Board of Directors

BORROWER

THE WORNICK COMPANY

By:	/s/ Larry L. Rose
Name: Larry L. Rose
Title: President and CEO

GUARANTORS

RIGHT AWAY MANAGEMENT CORPORATION

By:	/s/ Larry L. Rose
Name: Larry L. Rose
Title: President and CEO

THE WORNICK COMPANY RIGHT AWAY DIVISION

By:	/s/ Larry L. Rose
Name: Larry L. Rose
Title: President and CEO

THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P.

By:	Right Away Management Corporation,
Its General Partner

By:	/s/ Larry L. Rose
Name: Larry L. Rose
Title: President and CEO

SCHEDULE I

Notice and Wire Transfer Instructions

Texas State Bank

Notice Address:	Texas State Bank
3900 N. 10th Street
McAllen, Texas 78501
Attention: Curtis Brockman, Executive Vice President
Facsimile: 956-926-7840

With a copy to:

Atlas & Hall, L.L.P.
818 Pecan Blvd.
McAllen, Texas 78501
Attention: Managing Partner
Facsimile: 956-686-6109

Wire Transfer Instructions:	Texas State Bank
ABA #: 114909013
Acct Name: The Wornick Company
Loan # 140145
Attention: Curtis Brockman

DDJ Total Return Loan Fund, L.P

Notice Address:	DDJ Total Return Loan Fund, L.P.
c/o DDJ Capital Management, LLC
130 Turner Street
Building 3, Suite 600
Waltham, MA 02453
Facsimile: 781-283-8555
Attention: Jackson Craig

With a copy to:

DDJ Capital Management, LLC
130 Turner Street
Building 3, Suite 600
Waltham, MA 02453
Facsimile: 781-283-8541
Attention: Joshua McCarthy

Wire Transfer Instructions:	LaSalle Bank N.A. — Chicago
ABA # 071000505
Acct #: 722224.2
Acct Name: LaSalle Trust/DDJ Total Return Loan Fund LP
Attn: Greg Myers
(312) 904-0283

TWC, the Borrower and the Guarantors

Notice Address:	The Wornick Company
4701 Creek Road, Suite 200
Cincinnati, OH 45242
Attention: Larry Rose, President
Facsimile: 513-552-7604

With a copy to:

Gary, Thomasson, Hall & Marks Professional Corporation
P.O. Box 2888
Corpus Christi, TX 78403-2888
Attention: Charles W. Thomasson
Facsimile: 361-889-5100

SCHEDULE II

List of Loan Documents

1.	Loan Agreement, dated as of June 30, 2004, among TSB, the Borrower and the Guarantors.

2.	$15,000,000.00 Revolving Line of Credit Promissory Note, dated June 30, 2004 by the Borrower in favor of TSB.

3.	Guaranty (Continuing Debt-Unlimited), dated June 30, 2004, by the Guarantors in favor of TSB.

4.	Security Agreement, dated as of June 30, 2004, among the Borrower and the Guarantors, as debtors, and TSB, as secured party.

5.	Pledge Agreement (TWC Delaware Shares), dated as of June 30, 2004, between TWC, as pledgor, and TSB, as secured party

6.	Pledge Agreement (Ownership Interests in Guarantors), dated as of June 30, 2004, between the Borrower, RAMC and TWCRAD as pledgors, and TSB, as secured party.

7.

Security Agreement (Prior Wornick Parties), dated June 30, 2004, among The Wornick Company, a Nevada corporation, The Wornick Company Right Away Division, a Nevada corporation, The Wornick Company Right Away Division, L.P., a Texas limited partnership, and Right Away Management Corporation, a Texas corporation, as debtors, and TSB, as secured party.

8.

Assignment of Monies Due and to Become Due under U.S. Government Contracts, dated June 30, 2004 by each of the Borrower and TWCRADLP, as assignors, in favor of TSB, as assignee, and Notices of Assingment of Monies Due or to Become Due under U.S. Government Contracts dated August 1, 2005 from TSB to certain government agencies.

9.	Stock Certificate Number 2 for 1 Share of Common Stock of the Borrower together with Indorsement Certificate in favor of TSB.

10.	Stock Certificate Number 1 for 1 Share of Common Stock of RAMC together with Indorsement Certificate in favor of TSB.

11.	Stock Certificate Number 1 for 1 Share of Common Stock of TWCRAD together with Indorsement Certificate in favor of TSB.

12.

Intercreditor Agreement, dated as of June 30, 2004, made by and between U.S. Bank National Association, in its capacity as trustee under the Indenture and as secured party under the Security Agreement (together with its successors in such capacities, the “Trustee”), and TSB, as lender under the Loan Agreement.

13.	The following UCC financing statements naming Texas State Bank as “Secured Party”:

Debtor	Filing Jurisdiction	Filing Number	Filing Date
The Wornick Company	Delaware	41758061	6/24/04
The Wornick Company Right Away Division	Delaware	41757535	6/24/04
Right Away Management Corporation	Delaware	41757113	6/24/04
The Wornick Company Right Away Division L.P.	Delaware	41757766	6/24/04
TWC Holding, LLC	Delaware	41757295	6/24/04